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                                                                   Exhibit 11(b)





                                October 26, 1995


Board of Trustees
AIM Investment Securities Funds
Suite 1919
11 Greenway Plaza
Houston, Texas  77046

Gentlemen:

         We hereby consent to the reference to our name appearing under the caption "Investment restrictions" in the Statement of Additional Information for the AIM Limited Maturity Treasury Shares, a class of the Limited Maturity Treasury Portfolio, to be filed with the Securities and Exchange Commission in post-effective amendment No.6 to the registration statement under the Securities Act of 1933 of AIM Investment Securities Funds, on Form N-1A.

         We further consent to the reference to our name appearing under the caption "Investment Program and restrictions -- Investment Restrictions" in the Statement of Additional Information for the Institutional Shares, a class of the Limited Maturity Treasury Portfolio, to be filed with the Securities and Exchange Commission in post-effective amendment No. 6 to the registration statement under the Securities Act of 1933 of AIM Investment Securities Funds, on Form N-1A.


                                        Very truly yours,


                                        /s/ DECHERT PRICE & RHOADS